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EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

Navistar International Corporation:

We consent to the incorporation by reference in this Registration Statement of Navistar International Corporation (the "Company") on Form S-8 of our report dated December 11, 2000 (May 31, 2001 as to Note 19), appearing in the Company's Registration Statement No. 333-64626 on Form S-4.

\s\ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
November 15, 2001
Chicago, Illinois

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  INDEPENDENT AUDITORS' CONSENT